SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                            FORM 8-K
                         CURRENT REPORT


             PURSUANT TO SECTION 13 OR 15 (d)
         OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest event reported)  May
12, 1998


     ALEXANDER MARK INVESTMENTS (USA), INC.
(Exact Name of Registrant as Specified in its Charter)




Colorado        0-12122           84-0601802
(State of      (Commission         (IRS Employer
Incorporation)  File Number)        Identification
                                    No.)




2415 Midway Road, Suite 121, Carrollton, Texas  75006
(Address of Principal Executive Offices)


Registrant's telephone number, including area code:(972) 733-3005

ITEM 4.   Changes in Registrant's Certifying
Accountant

Michael Zinn, CPA has been dismissed as the Company's independent auditors effective May 12, 1998. During the past year, and the interim period ending May
12, 1998, there were no disagreements between the Company and the auditors regarding a policy or disclosure. The Registrant has requested that Michael
Zinn, CPA furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. Larry
O'Donnell, CPA has been appointed effective May 12, 1998 to act as the auditor for the Company.

                     SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

               ALEXANDER MARK INVESTMENTS (USA), INC.


               By:   /s/ Daniel Wettreich
                     Daniel Wettreich
                     President

Dated:  May 12, 1998